Exhibit 99

National Financial Partners Announces Preliminary Financial Results for the Third Quarter of 2007

NEW YORK, NY – November 1, 2007 – National Financial Partners Corp. (NYSE: NFP), a national network of independent financial advisors specializing in life insurance and wealth transfer, corporate and executive benefits, and financial planning and investment advisory services, today announced preliminary financial results for the third quarter of 2007.

Net income per diluted share for the third quarter of 2007 is estimated to be $0.39 to $0.40, compared to $0.41 per diluted share for the third quarter of 2006. Cash earnings per diluted share for the third quarter of 2007 is estimated to be $0.74 to $0.75, compared to $0.66 per diluted share for the third quarter of 2006. (Cash earnings is a non-GAAP number, which the Company defines as net income excluding amortization of intangibles, depreciation and impairment of goodwill and intangible assets.)

In the third quarter of 2007, total revenue is expected to increase approximately 16.5%. Revenue growth during the quarter is expected to be impacted by “same store” revenue growth of 6.8% and a strong contribution by new firms. Net “same store” revenue growth is expected to be 10.8% in the third quarter.

Jessica Bibliowicz, Chairman and Chief Executive Officer, said, “Strong revenue growth during the quarter reflects improving market conditions, particularly in life insurance. We expect continued sequential improvement in ‘same store’ and total revenue growth in the fourth quarter of the year.”

For the third quarter of 2007, gross margin percentage is expected to decline between 1.0 and 1.2 percentage points compared to the prior year period due primarily to increased operating expenses as a percentage of revenue as a result of two isolated initiatives that are substantially complete:

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Hiring at NFP Insurance Services, Inc., NFP’s Austin, Texas-based insurance distribution utility, primarily related to key leadership, sales, marketing and support positions to further improve the resources available to NFP’s owned and member firms.

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Strategic steps taken at a firm recently acquired from a larger institution to position it for future profitability and growth. As expected, subsequent to the acquisition, a new management team was put in place and the entity required certain modifications to its organizational structure to ensure its long-term success as a stand alone administrative platform within NFP.

The increase in operating expense percentage was largely the result of entities not part of the “same store” revenue growth calculation.

Management fee percentage is expected to increase 0.1 to 0.3 percentage points compared to the prior year period as a result of higher incentive accruals related to the strong performance of firms at the end of an incentive cycle. Incentive accruals can vary from period to period based on the mix of firms participating in the incentive program and the level of their earnings.

Acquisition activity remained strong, and subsequent to the third quarter, NFP completed the previously announced acquisition of Pro Financial Services, Inc., the Company’s largest acquisition to date. Including the two firms acquired in December 2006, which management considers part of the 2007 acquired base earnings objective, the Company has completed 25 transactions representing $36.2 million in base earnings, exceeding NFP’s 2007 acquisition budget of $20 million.

Ms. Bibliowicz said, “We are pleased with our return to positive ‘same store’ revenue growth and the acquisition pipeline remains healthy. Given the third quarter results, our 2007 cash EPS growth is likely to be in the 15% to 20% range, consistent with our longer term growth objective.”

The preliminary results for the third quarter of 2007 are based on management’s initial estimates of operating results and there can be no assurance that amounts may not change. NFP will announce its final third quarter financial results on November 7, 2007 following the close of the market.

Earnings Conference Call

The Company will conduct its third quarter 2007 earnings conference call and audio webcast on November 8, 2007, at 8:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To access the call, dial (617) 614-2710 (when prompted, callers should provide the access code NFP). To listen to the conference call over the Internet, visit www.nfp.com (through a link on the Investor Relations page). The conference call will be available for replay via telephone and Internet for a period of approximately 90 days. To listen to a replay of the conference call via telephone, dial (888) 286-8010. The access code for the replay is 96533227. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

Defined Terms

Firms included in the “same store” revenue growth calculation encompass firms that were owned by NFP for at least four full quarters at the beginning of the third quarter of 2007. Net “same store” revenue growth is the growth of revenue less commissions and fees of firms included in the "same store" revenue growth calculation. The term base earnings represents the cumulative preferred portion of the pre-tax earnings before owners' compensation of acquired firms that the Company capitalizes at the time of acquisition. More detailed definitions of “same store” revenue growth, net “same store” revenue growth and base earnings can be found in the Company's Quarterly Financial Supplement for the period ended June 30, 2007, which is available on the Company's Web site at www.nfp.com.

Reconciliation of Non-GAAP Measures

The Company analyzes its performance using non-GAAP measures called cash earnings and cash earnings per diluted share. Cash earnings are defined as net income, excluding amortization of intangibles, depreciation and impairment of goodwill and intangible assets. Cash earnings per diluted share are calculated by dividing cash earnings as defined above by the number of weighted average diluted shares outstanding for the period indicated. The Company believes these non-GAAP measures provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP. Cash earnings and cash earnings per diluted share should not be viewed as substitutes for GAAP net income and GAAP net income per diluted share, respectively.

About National Financial Partners Corp.

Founded in 1998, National Financial Partners Corp. (“NFP”) is a leading independent distributor of financial services products to high net worth individuals and entrepreneurial companies. NFP is headquartered in New York and operates a distribution network of over 180 firms.

Forward-Looking Statements

This release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "will" and "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, dividends, capital structure, credit facilities, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and NFP's operations. These forward-looking statements are based on management's current views with respect to future results, and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by a forward-looking statement include: (1) NFP's success in acquiring high quality independent financial services distribution firms, (2) the performance of NFP's firms following acquisition, (3) competition in the business of providing financial services to the high net worth and entrepreneurial corporate markets, (4) NFP's ability, through its operating structure, to respond quickly to operational or financial situations and to grow its business, (5) NFP's ability to effectively manage its business through the principals of its firms, (6) changes in tax laws, including the elimination or modification of the federal estate tax and any change in the tax treatment of life insurance products, (7) changes in the pricing, design or underwriting of insurance products, (8) changes in premiums and commission rates, (9) adverse developments in the insurance markets in which NFP operates, resulting in fewer sales of insurance-related products, (10) adverse results or other consequences from litigation, arbitration or regulatory investigations, including those related to compensation agreements with insurance companies and activities within the life settlements industry, (11) uncertainty in the insurance and life settlements industries arising from investigations into certain business practices by various governmental authorities and related litigation, (12) the reduction of NFP's revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements, (13) changes in interest rates or general economic conditions, (14) the impact of legislation or regulations in jurisdictions in which NFP's subsidiaries operate, including the possible adoption of comprehensive and exclusive federal regulation over all interstate insurers, (15) adverse results or other consequences from higher than anticipated compliance costs, including those related to expenses arising from internal reviews of business practices and regulatory investigations, and (16) other factors described in NFP's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source: National Financial Partners Corp.

Contacts:

Investor Relations:	Media Relations:
Marc Gordon	Elliot Holtz
National Financial Partners	National Financial Partners
ir@nfp.com	communications@nfp.com
212-301-4033	212-301-4060